Rule 10f-3 Transaction Form
Acquisition of Securities During Affiliated Underwritings


Participating Funds

U.S. Registered Funds (Name of Fund, Aladdin Ticker):
iShares Global High Yield Corporate Bond ETF (ISHGHYG) iShares iBoxx $ High Yield Corporate Bond ETF (ISHHYLD) iShares B - Ca Rated Corporate Bond ETF (ISHQLTC)
BlackRock Limited Duration Income Trust (BLW)
BlackRock Funds, BlackRock Global Long/Short Credit Fund
(BR-GC)
BlackRock Funds II, High Yield Bond Portfolio (BR-HIYLD)
BlackRock Multi-Asset Income - High Yield Portfolio (BR-
INC-HY)
BlackRock Multi-Asset Income - Passive High Yield Portfolio
(BR-INC-PHY)
BlackRock Secured Credit Portfolio (BR-MSB)
BlackRock Credit Allocation Income Trust (Preferred Sleeve)
(BTZ-PREF)
BlackRock High Yield Portfolio of BlackRock Series Fund,
Inc (BVA-HI)
BlackRock High Yield V.I. Fund (BVA-HY)
BlackRock Debt Strategies Fund, Inc. (DSU)
BlackRock Corporate High Yield Fund, Inc. (HYT)
MIST BlackRock High Yield Portfolio (MIST-HY)
AST BlackRock Global Strategies Portfolio (US High Yield)
(PRU-AA-HY)
Curian / BlackRock Global Long Short Credit Fund (SMF_CC-
GC)


The Offering
Key Characteristics (Complete ALL Fields)

Date of
Offering
Commencement:
04-10-2014

Security Type:
BND/CORP

Issuer
CONSOL Energy Inc. (2022)

Selling
Underwriter
J.P. Morgan Securities LLC

Affiliated
Underwriter(s)
[X] PNC Capital Markets LLC
[ ] Other:

List of
Underwriter(s)
J.P. Morgan Securities LLC, Credit Suisse
Securities (USA) LLC, Merrill Lynch,
Pierce, Fenner & Smith Incorporated,
Goldman Sachs & Co., Wells Fargo
Securities, LLC, Stifel,Nicolaus &
Company,Inc., Mitsubishi UFJ Securities
(USA), Inc., PNC Capital Markets LLC,
Scotia Capital (USA) Inc., RBS Securities
Inc., BBVA Securities Inc., BB&T Capital
Markets, a division of BB&T Securities,
LLC, Brean Capital, Capital One
Securities, Inc., CIBC World Markets
Corp., Clarkson Capital Markets, Cowen and
Company, LLC, Credit Agricole Securities
(USA) Inc., FBR Capital Markets & Co., ING
Financial Markets LLC,, Natixis Securities
Americas LLC, Nomura Securities
International , Inc., Raymond James &
Associates, Inc., Simmons & Company
International, Sterne Agee & Leach Inc.,
SunTrust Robinson Humphrey, Inc., Tudor,
Pickering, Holt & Co. Securities, Inc.,
U.S. Bancorp Investments, Inc.


Transaction Details

Date of Purchase
04-10-2014

Purchase
Price/Share
(per share / %
of par)
$100.00

Total
Commission,
Spread or
Profit
1.25%

1.	Aggregate Principal Amount Purchased
(a+b)
$200,000,000

a.	US Registered Funds
(Appendix attached with individual
Fund/Client purchase)
$99,841,000

b.	Other BlackRock Clients
$100,159,000

2.	Aggregate Principal Amount of
Offering
$1,600,000,000

Fund Ratio
[Divide Sum of #1 by #2]
Must be less than 0.25
(unless securities are Government
Securities)
0.125


Legal Requirements

Offering Type (check ONE)
The securities fall into one of the following transaction
types (see Definitions):
[ ] U.S. Registered Public Offering   [Issuer must have 3
years of continuous operations]
[X] Eligible Rule 144A Offering   [Issuer must have 3 years
of continuous operations]
[ ] Eligible Municipal Securities   [Issuer must have 3
years of continuous operations]
[ ] Eligible Foreign Offering   [Issuer must have 3 years
of continuous operations]
[ ] Government Securities Offering

Timing and Price (check ONE or BOTH)
[X] The securities were purchased before the end of the first day on which any sales were made, at a price that was not more than the price paid by each other purchaser of securities in that offering or in any concurrent offering of the securities; and
[ ] If the securities are offered for subscription upon exercise of rights, the securities were purchased on or before the fourth day before the day on which the rights offering terminated.

Firm Commitment Offering (check ONE)
[X] YES
[ ] NO
The securities were offered pursuant to an underwriting or similar agreement under which the underwriters were committed to purchase all of the securities being offered, except those purchased by others pursuant to a rights offering, if the underwriters purchased any of the securities.

No Benefit to Affiliated Underwriter (check ONE)
[X] YES
[ ] NO
No affiliated underwriter was a direct or indirect participant in, or benefited directly or indirectly from, the transaction.



Completed by:
Dillip Behera
Date: 04-15-2014

Global Syndicate Team
Member




Approved by:
Steven DeLaura
Date: 04-15-2014

Global Syndicate Team
Member